Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Western Alliance Bancorporation on Form S-1 of our report, dated February 11, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen LLP McGLADREY & PULLEN, LLP

Las Vegas, Nevada
April 27, 2005

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.